EXHIBIT 7
Intercompany Agreement
STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of the 23rd day of May, 2010, by and among Gazit-Globe, Ltd. (“Gazit Globe”), an Israeli corporation, MGN (USA) Inc., a Nevada corporation (“MGN”), Gazit (1995), Inc., a Nevada corporation (“1995”), MGN America, LLC, a Delaware limited liability company (“America”), Silver Maple, Inc., a Nevada corporation (“Silver Maple”), and Ficus, Inc., a Delaware corporation (“Ficus”, and together with Chaim Katzman, Gazit Globe, MGN, 1995, America, Silver Maple and any of their respective controlled Affiliates, the “Gazit Group”) and Gazit America, Inc., a Canadian corporation (“Gazit America”). The members of the Gazit Group are sometimes collectively referred to herein as the “Stockholders” and each individually as a “Stockholder.”
Capitalized terms that are not defined in this Agreement have the meanings ascribed to them in the Equityholders Agreement (defined below), a copy of which is annexed hereto as Exhibit A.
RECITALS:
WHEREAS, on May 23, 2010, Equity One, Inc., a Maryland corporation (“Equity One”), Capital Shopping Centres Group PLC, a public limited company organized under the laws of England and Wales (the “Parent”), Liberty International Holdings Ltd., a private company limited by shares organized under the laws of England and Wales (“LIH”, and together with Parent and any other controlled Affiliates of Parent or LIH, the “Liberty Group”), and the Gazit Group entered into a Stockholders Agreement, which grants to the Gazit Group certain rights and obligations (the “Equityholders Agreement”).
WHEREAS, Gazit Globe has been designated as the representative of the Gazit Group with respect to any decisions, notices or communications required in connection with the Equityholders Agreement by any member of the Gazit Group; and
WHEREAS, the individual members of the Gazit Group wish to set forth their collective agreement as to how the Gazit Group’s rights and obligations under the Equityholders Agreement will be shared, exercised and allocated among the members of the Gazit Group; and
WHEREAS, Gazit America, who wholly owns Silver Maple and Ficus, two members of the Gazit Group, is executing this agreement in both its own capacity and in its capacity as the parent of Silver Maple and Ficus.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all representations, warranties and covenants made by each of the parties hereto, the parties hereto agree as follows:

ARTICLE 1
EQUITY ONE BOARD OF DIRECTORS
1.1 LIH Voting Obligation. Pursuant to Section 2.6 of the Equityholders Agreement, the Liberty Group has agreed to vote (the “LIH Voting Obligation”) all shares of its EQY Common Stock and Series B Common Stock, in favor of the election of each individual who is supported by the Gazit Group as a nominee for election to the Equity One Board (each, a “Director Nominee”). For purposes of determining the Director Nominees that the Gazit Group will support, the Stockholders hereby agree that Gazit Globe shall be responsible for soliciting recommendations from the other Stockholders and Gazit America prior to the date that the Gazit Group is required to provide notice of its supported Director Nominees under the Equityholders Agreement. Based on such recommendations, Gazit Globe, in its sole discretion, shall determine the Director Nominees who will be supported by the Gazit Group and communicate the same as required under the Equityholders Agreement.
1.2 Gazit Voting Obligation. Pursuant to Section 2.7 of the Equityholders Agreement, the Gazit Group has agreed to vote (the “Gazit Voting Obligation”) all shares of its EQY Common Stock in favor of the election of the LIH nominee approved by the Equity One Board if such LIH nominee is qualified, in the Gazit Group’s reasonable judgment, to serve as a director of Equity One (such qualification being deemed to be present in certain circumstances pursuant to the Equityholders Agreement). For purposes of determining if the LIH nominee is so qualified, the Stockholders hereby agree that Gazit Globe shall be responsible for soliciting recommendations from the other Stockholders and Gazit America prior to the date that the Gazit Group is required to provide notice, if applicable, of its determination as to the qualification of the LIH nominee under the Equityholders Agreement. Based on such recommendations, Gazit Globe, in its sole discretion, shall determine, if applicable, whether the Gazit Group will deem the LIH nominee to be qualified and communicate same as required under the Equityholders Agreement. Each Stockholder hereby agrees that it will vote its EQY Common Stock in accordance with such determination.
ARTICLE 2
RIGHT OF FIRST OFFER
2.1 Gazit ROFOs. Pursuant to (i) Section 3.2 of the Equityholders Agreement, the Gazit Group has the right to purchase any First Offered DR Shares that the Liberty Group desires to sell (that are not otherwise acquired by Equity One) pursuant to the Gazit DRS ROFO and (ii) Section 3.4 of the Equityholders Agreement, the Gazit Group has the right to purchase any First Offered EQY Shares that the Liberty Group desires to sell pursuant to the Gazit Share ROFO . The Stockholders agree that they will each be entitled to participate in the Gazit ROFOs on a pro rata basis (based upon their respective relative ownership of Equity One Common Stock vis-a-vis one another, determined on the date of the Notice of Availability or Shares Sale Offer Notice, as applicable) (the “Stockholder Percentage”) in accordance with the provisions of Section 2.2 hereof.

2.2 Exercise of Election. Gazit Globe shall promptly provide to each Stockholder and Gazit America any notices provided to the Gazit Group under the Equityholders Agreement with respect to the Gazit ROFOs, including, without limitation, (i) the Notice of Availability that will be delivered if Equity One does not exercise its rights under the Equityholders Agreement to purchase the First Offered DRS Shares during the Equity One Offer Period and (ii) the Shares Sale Offer Notice, First Notice and Second Notice, as applicable, that will be delivered in connection with the Gazit Share ROFO. With respect to (i) the Gazit DRS ROFO, each Stockholder shall have seven (7) Business Days from the date of delivery of the Notice of Availability to notify Gazit Globe of its desire to purchase the First Offered DRS Shares in an amount equal to its Stockholder Percentage and (ii) the Gazit Share ROFO, each Stockholder shall have the following periods of time to notify Gazit Globe of its desire to purchase the First Offered EQY Shares in an amount equal to its Stockholder Percentage:
(a) Three (3) Business Days from the date of delivery of the Shares Sale Offer Notice if the First Offered EQY Shares have an aggregate value of $30 million or less as computed in accordance with the Equityholders Agreement;
(b) Five (5) Business Days from the date of delivery of the Shares Sale Offer Notice if the First Offered EQY Shares have an aggregate value greater than $30 million as computed in accordance with the Equityholders Agreement; and
(c) Twenty-four (24) hours from the time of delivery of the Second Notice if the First Offered EQY Shares are being sold in a Qualified ROFO Offering.
To the extent any Stockholder does not fully participate in their Stockholder Percentage (such remaining amount, the “Remaining Stockholder Amount”), any Stockholder(s) that have elected to fully participate in their respective Stockholder Percentage (the “Remaining Stockholders”) shall have an additional one (1) Business Day from the expiration of the applicable initial response period (except in the case of a Qualified ROFO Offering which will require that each Stockholder notify Gazit Globe of the amount of shares it will acquire in such event at the same time as it gives its initial response) to elect to participate, on a pro rata basis (based upon each Remaining Stockholder’s respective relative ownership of Equity One Common Stock vis-a-vis the other Remaining Stockholders, determined on the date of the Notice of Availability), in the Remaining Stockholder Amount. Each Stockholder that exercises its right to participate in the Gazit ROFOs shall fund its respective purchase in accordance with the Equityholders Agreement.
ARTICLE 3
OTHER DECISIONS UNDER THE EQUITYHOLDERS AGREEMENT
3.1 Other Exercises of Discretion. Under the Equityholders Agreement, the Gazit Group has certain other rights or obligations not otherwise specifically addressed in this Agreement pursuant to which the Gazit Group is entitled to exercise discretion (such discretionary decisions being hereinafter referred to as the “Discretionary Decisions”), including, without limitation, the right to waive the standstill provisions in Section 2.8 of the Equityholders Agreement and the right to approve amendments. For purposes of determining how the Gazit

Group will vote or act with respect to any Discretionary Decisions, the Stockholders hereby agree that Gazit Globe shall be responsible for soliciting recommendations from the other members of the Gazit Group and Gazit America prior to the date that the Gazit Group is required to provide a response with respect to such Discretionary Decision. Based on such recommendations, Gazit Globe, in its sole discretion, shall determine the Gazit Group’s position with respect to any Discretionary Decisions and communicate the same as required under the Equityholders Agreement. Each Stockholder hereby agrees that it will take any actions required in order to implement such determination.
ARTICLE 4
MISCELLANEOUS
4.1 Term. This Agreement shall terminate upon the termination of the Equityholders Agreement.
4.2 Assignment of Rights.
(a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior [written] consent of the other parties, provided, however, that any Stockholder may assign this Agreement to the same extent and under the same terms and conditions as the Gazit Group is permitted to make assignments under Section 8.4 of the Equityholders Agreement.
(b) Any successor or permitted assignee of any Stockholder, shall deliver to Gazit Globe as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
4.4 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or portable document format (pdf) and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.5 Titles and Subtitles. Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate. The headings of the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement. The words “hereof” and “herein” refer to this entire Agreement and not merely the Section in which such words appear. If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.

4.6 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following addresses:
If to Gazit-Globe, Ltd.:
1 Hashalom Road
Tel Aviv
Israel
Attn: Eran Ballan, Vice President and General Counsel
Fax: (972) 3-696-1910
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
If to MGN (USA) Inc.:
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
Attn: Sean Kanov, Controller
Fax: (305) 947-4200
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
If to Gazit (1995), Inc.:
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
Attn: Sean Kanov, Controller
Fax: (305) 947-4200

with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
If to MGN America, LLC:
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
Attn: Sean Kanov, Controller
Fax: (305) 947-4200
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
If to Silver Maple, Inc.:
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
If to Ficus, Inc.:
1696 NE Miami Gardens Drive
North Miami Beach, FL 33179
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747

If to Gazit America, Inc.:
Gail C. Mifsud
Chief Executive Officer
Gazit America Inc. (TSX:GAA)
109 Atlantic Avenue, Suite 303
Toronto, Ontario M6K 1X4
Fax: (416) 447-3488
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
75 E. 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.
Fax: (212) 230-7747
Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, or by a nationally recognized overnight courier service that provides tracking and proof of receipt. Inclusion of fax numbers is for convenience only, and notice by fax shall neither be sufficient nor required. Notices shall be deemed delivered upon receipt.
4.7 Entire Agreement; No Amendment. This Agreement represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings. This Agreement may not be amended, modified or otherwise altered except by a written agreement signed by the party hereto against whom enforcement is sought.
4.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such severance and construction would materially alter the parties’ intent with respect to the transactions contemplated by this Agreement.
4.9 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GAZIT-GLOBE, LTD.
By:	/s/ Roni Soffer
	Name:	Roni Soffer
	Title:	President

By:	/s/ Varda Zuntz
	Name:	Varda Zuntz
	Title:	Corporate Secretary

M G N (USA) INC.
By:	/s/ Chaim Katzman
	Name:	Chaim Katzman
	Title:	President

By:	/s/ Sean Kanov
	Name:	Sean Kanov
	Title:	Controller

GAZIT (1995), INC.
By:	/s/ Chaim Katzman
	Name:	Chaim Katzman
	Title:	President

By:	/s/ Sean Kanov
	Name:	Sean Kanov
	Title:	Controller

MGN AMERICA, LLC
By:	/s/ Chaim Katzman
	Name:	Chaim Katzman
	Title:	President

By:	/s/ Sean Kanov
	Name:	Sean Kanov
	Title:	Controller

SILVER MAPLE (2001), INC.
By:	/s/ Gail Mifsud
	Name:	Gail Mifsud
	Title:	Chief Executive Officer

By:	/s/ Nir Chanoch
	Name:	Nir Chanoch
	Title:	Chief Operating Officer

FICUS, INC.
By:	/s/ Gail Mifsud
	Name:	Gail Mifsud
	Title:	Chief Executive Officer

By:	/s/ Nir Chanoch
	Name:	Nir Chanoch
	Title:	Chief Operating Officer

GAZIT AMERICA, INC.
By:	/s/ Gail Mifsud
	Name:	Gail Mifsud
	Title:	Chief Executive Officer

By:	/s/ Nir Chanoch
	Name:	Nir Chanoch
	Title:	Chief Operating Officer

Exhibit A
Equityholders Agreement
(See Exhibit 10.2 of Form 8-K of Equity One, Inc. as filed with the Securities and Exchange
Commission on May 27, 2010 (Commission File Number: 001-13499)).